UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

Flora Growth Corp.
(Exact Name of Registrant as Specified in Its Charter)

Province of Ontario	001-40397	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

3406 SW 26th Terrace, Suite C-1

Fort Lauderdale, Florida 33132

(Address of principal executive offices) (Zip Code)

(954) 842-4989

(Registrant’s Telephone Number, Including Area Code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	FLGC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

On June 7, 2023, Flora Growth Corp., a corporation organized under the laws of the Province of Ontario (the “Company”) filed an Amendment to its Articles of Incorporation (the “Reverse Stock Split Articles Amendment”) with the Ontario Ministry of Public and Business Service Delivery to effect a reverse stock split of the Company’s common shares, no par value per share (the “common shares”), at a ratio of 1-for-20, which will become effective at 12:00:01 a.m. Eastern Time on June 9, 2023 (the “Reverse Stock Split”).

The foregoing description of the Reverse Stock Split is only a summary and is qualified in its entirety by reference to the full text of the Reverse Stock Split Articles Amendment which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 7, 2023, the Company issued a press release announcing the Reverse Stock Split Articles Amendment and the Reverse Stock Split. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including in Exhibit 99.1 attached hereto, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent such other filing specifically incorporates such information by reference.

Item 8.01 Other Events.

At the Company’s Annual and Special Meeting of Shareholders held on June 6, 2023, the Company’s shareholders approved an amendment to the Company’s Articles of Incorporation to effect the Reverse Stock Split at a ratio of 1-for-5 to 1-for-25 to be determined at the discretion of the Board of Directors (the “Board”) of the Company. The Board determined to set the Reverse Stock Split ratio at 1-for-20 and approved and authorized the filing of the Reverse Stock Split Articles Amendment. The effective time for the Reverse Stock Split is 12:00:01 a.m. Eastern Time on June 9, 2023. The common shares are expected to begin trading on a split-adjusted basis at market open of Nasdaq on June 9, 2023.

Upon the effectiveness of the Reverse Stock Split, every twenty shares of the issued and outstanding common shares will be automatically combined and reclassified into one issued and outstanding common share. The Reverse Stock Split does not affect any shareholder’s ownership percentage of the common shares, alter the par value of the common shares or modify any voting rights or other terms of the common shares. The number of authorized shares of common shares under the Company’s Articles remains unchanged. No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional interest as a result of the Reverse Stock Split will be rounded down to the nearest whole common share.

The Company’s transfer agent, Continental Stock Transfer and Trust Company, is acting as exchange agent for the Reverse Stock Split.

At the market open on June 9, 2023, the Company’s common shares will continue to trade on The Nasdaq Capital Market, but in connection with the Reverse Stock Split, the common shares will be assigned a new CUSIP number (339764201) when it begins trading on a split-adjusted basis.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to the Company’s Articles of Incorporation, filed on June 7, 2023
99.1	Press Release dated June 7, 2023
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: June 7, 2023	By:	/s/ Hussein Rakine
	Name:	Hussein Rakine
	Title:	Chief Executive Officer

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